UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

Commission File Number 001-39223

SADOT GROUP INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 E. Renfro Street, Suite 209, Burleson, Texas 76028

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2025, Paul Sansom resigned from his position as Chief Financial Officer of Sadot Group Inc. (the “Company”), effective immediately. Mr. Sansom’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company accepted Mr. Sansom’s resignation on December 8, 2025.

On December 3, 2025, the Company entered into a Consulting Agreement (the “Agreement”) with CO-Finance Financial and Accounting Consulting Ltd. (the “Consultant”), a company wholly owned by Oren Attiya, pursuant to which the Consultant agreed to provide the services of Mr. Attiya as the Company’s Chief Financial Officer, effective December 6, 2025. The services include, but are not limited to, certifying the Company’s annual and quarterly financial statements on an individual basis, with a scope of 90 hours per calendar month (not less than 72 hours and not more than 108 hours without prior approval). Mr. Attiya will report to the Company’s Chief Executive Officer or such other person as designated by the Chief Executive Officer.

Mr. Attiya, age 44, has served as the Chief Executive Officer of the Consultant since founding the company in 2014. In this role, he provides financial management, budgeting, controlling, cash flow management, financial infrastructure development, accounting reporting, and taxation services to various clients, with a focus on building trusting relationships and ensuring time-sensitive professional guidance. Prior to founding the Consultant, Mr. Attiya served as an Audit Manager at PwC Israel, where he provided audit services to public, private, and international companies. He has also served as Chief Financial Officer for Israeli branches of global companies and high-tech startups, specializing in supporting public companies listed on the Tel Aviv Stock Exchange, financial management, controlling, accounting, SOX compliance, and internal controls. Concurrently with his role at the Consultant, Mr. Attiya has held positions such as Chief Financial Officer at Cannassure Therapeutics Ltd., Chief Executive Officer at Millennium Food-Tech, and Vice President of Finance at Steakholder Foods Ltd.

There are no family relationships between Mr. Attiya and any director or executive officer of the Company. There are no transactions between Mr. Attiya (or the Consultant) and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Agreement, in consideration for the services, the Company will pay the Consultant a monthly fee equal to 7% less than the full compensation paid to the Company’s Chief Financial Officer for the year 2024, plus value-added tax (VAT). The fee constitutes a gross payment, and the Consultant is responsible for all tax obligations and other mandatory payments. The Company will withhold taxes and other deductions as required by applicable law. The Consultant will receive full consideration for up to twelve (12) annual leave days and up to eighteen (18) sick days per year, subject to coordination and documentation requirements. Payment is due by the 9th day of the month following the month of service, upon receipt of a duly issued tax invoice and record of hours.

The Agreement is for an indefinite term and may be terminated by either party upon 90 days’ advance written notice. The Company may terminate the Agreement immediately upon the occurrence of certain events. The Agreement emphasizes that the relationship is that of an independent contractor, with no employment relationship created between the Company and Mr. Attiya or the Consultant. The Agreement includes a confidentiality, non-competition, and invention assignment undertaking.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On December 4, 2025, the Company and its wholly-owned subsidiaries, Pokemoto LLC, Poke Co Holdings, LLC, and Muscle Maker Development, LLC (collectively, the “Sellers”), completed the sale of substantially all of the assets related to the Pokemoto and Muscle Maker Grill franchise businesses (the “Business”) to MARV Brands of America LLC, a Delaware limited liability company, and MARV Brands Inc., an Ontario business corporation (collectively, the “Buyers”), pursuant to an Asset Purchase Agreement dated December 4, 2025 (the “Purchase Agreement”).

Under the terms of the Purchase Agreement, the Buyers acquired the assets of the Business, including franchise agreements, intellectual property (such as trademarks, recipes, operations manuals, and brand standards), inventory, marketing funds, gift card balances, and other related assets, for a total purchase price of $2,900,000 (the “Purchase Price”). The Purchase Price consisted of: (i) a $100,000 earnest money deposit previously paid by the Buyers; (ii) $2,600,000 paid at closing; and (iii) a $200,000 holdback amount (the “Holdback Amount”) payable subject to certain conditions, including the delivery of specified missing franchise and transfer agreements as outlined in a side letter agreement dated December 4, 2025 (the “Side Letter”). The Holdback Amount is contingent upon the Sellers delivering fully executed copies of various missing agreements on or before the holdback payment date.

In connection with the closing, the parties also executed a Trademark Assignment Agreement dated December 4, 2025, pursuant to which the Company and Pokemoto LLC assigned all trademarks related to the Business to MARV Brands Inc.

The transaction closed on December 4, 2025, and the Company received the closing payment in accordance with the wire instructions. The sale allows the Company to divest its franchise restaurant operations and further focus on restructuring its operations.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement, dated December 3, 2025, by and between Sadot Group Inc. and CO-Finance Financial and Accounting Consulting Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: December 8, 2025